                                                                Exhibit 4(a)(ii)

                 FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

         THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT ("First Amendment") is made as of the 18th day of August, 2000, by and among PAUL HARRIS STORES, INC. ("Paul Harris"), PAUL HARRIS MERCHANDISING, INC. ("Merchandising"), PAUL HARRIS RETAILING, INC. ("Retailing"), PAUL HARRIS DISTRIBUTING, INC. ("Distributing"), THE J. PETERMAN COMPANY ("Peterman"), PETERMAN PROPERTY CORP. ("Property") and PETERMAN WORLDWIDE CORP. ("Worldwide"), each an Indiana corporation except Property, which is a Delaware corporation (each, a "Borrower" and collectively, "Borrowers"), jointly and severally, and LASALLE BANK NATIONAL ASSOCIATION, a national banking association ("Bank").

                                    RECITALS

1. Bank and Borrowers entered into a certain Amended and Restated Secured Credit Agreement dated as of the 20th day of January, 1994 (the "Secured Credit Agreement") and Paul Harris has entered into that certain Amended and Restated Secured Term Loan payable to Bank with an outstanding principal balance of $1,700,000;

2. The Secured Credit Agreement has been amended by a certain Amended and Restated Loan and Security Agreement dated as of the 28th day of April, 2000 by and among Bank and Borrowers (the "Loan and Security Agreement");

3. Borrowers have requested Bank to amend and modify certain of the provisions of the Loan and Security Agreement and Bank, pursuant to the terms hereof, is willing to so amend and modify the Loan and Security Agreement.

         THEREFORE, in consideration of the premises, the mutual covenants and agreements herein contained, and any extension of credit now made by Bank to Borrowers, the parties agree as follows:

6. Borrowers and Bank hereby agree that, subject to the satisfaction of the conditions precedent set forth in Section 4 of this First Amendment, as of the First Amendment Effective Date, the Loan and Security Agreement is amended as follows:

                  1.1 DEFINITIONS AND TERMS. Except as otherwise provided herein, all capitalized terms used herein without definition shall have the meanings given them in the Loan and Security Agreement.

                  1.2 AMENDED AND NEW DEFINITIONS AND TERMS. The definitions of "General Intangibles," "Prime Rate Margin," "Revolving Loan Borrowing Base," "Advance Ratio," and "Revolving Note" are hereby deleted from Section 1.1 to the Loan and Security Agreement and the following are inserted in their stead. The following definitions of "First Amendment

Effective Date" and "Special Advance" are hereby inserted into Section 1.1 to the Loan and Security Agreement:

                  "First Amendment Effective Date" means the date on which all of the conditions precedent listed in Section 4 of that certain First Amendment to Loan and Security Agreement dated as of August 18, 2000 among Bank and Borrowers are either satisfied or waived by Bank.

                  "General Intangibles" means all choses in action, causes of action and all other intangible property of Borrowers of every kind and nature now owned or hereafter acquired by Borrowers, including, without limitation, corporate and other business records, deposit accounts, inventions, designs, patents, patent and trademark registrations and applications, trademarks, trade names, trade secrets, goodwill, copyrights, registrations, licenses, leases, franchises, deferred tax benefits, tax refund claims, prepaid expenses, computer programs, covenants not to compete, customer lists and mailing lists, contract rights, indemnification rights, causes of action and any letters of credit, guarantee claims, security interests or other security held by or granted to Borrowers.

                  "Prime Rate Margin" means two percent (2%).

                  "Revolving Loan Borrowing Base" means, as at any date of determination thereof, an amount which is the sum of:

                  A) the product of the amounts of (i) each component of Eligible Inventory, (ii) outstanding and issued documentary letters of credit, and (iii) Carryover Inventory, multiplied by the Advance Ratio, subject to the maximum amount of each such product to be included in the Revolving Loan Borrowing Base, as follows:

         COMPONENT OF INVENTORY                      MAXIMUM AMOUNT
         ----------------------                      --------------
         Eligible Inventory on premises.               None.
         Eligible Inventory in transit.                None.
         Eligible Inventory in transit not
              supported by a letter of credit.         None.
         Outstanding and issued documentary
              letters of credit.                       None.
         Carryover Inventory.                          $5,000,000.

plus     (B) the product of Non-Apparel Inventory multiplied by thirty percent
         (30%);

plus (C) seventy percent (70%) of the fair market value of the Mortgaged Property, which is the amount of Four Million Four Hundred Eighty Thousand Dollars ($4,480,000), as cumulatively reduced on the first day of each month commencing June, 2000 in the amount of Eighteen Thousand Six Hundred Sixty-Seven Dollars ($18,667) (the "Mortgaged Property Cap");

plus (D) the Special Advance available as described in Paragraph 2.1(b) of this Agreement.

                  For purposes hereof, "Advance Ratio" shall mean up to seventy-five percent (75%).

                  "Revolving Note" means that certain First Amended and Restated Revolving Note dated August 18, 2000 in the maximum aggregate principal amount of FORTY-FIVE MILLION DOLLARS ($45,000,000), as the same may be amended, modified or restated from time to time, and together with any renewals thereof or exchanges or substitutes therefor.

         1.3 LOANS: BANK'S COMMITMENTS. Section 2.1 of the Loan and Security Agreement is hereby deleted and the following is inserted in its stead:

         "2.1 Loan Commitments.

                  (a) Revolving Credit Commitment. On the terms and subject to the conditions set forth in this Agreement, Bank agrees to make revolving credit and Letters of Credit available to Borrowers from time to time prior to the Termination Date with respect to Revolving Loans and Letters of Credit in such aggregate amounts as Representative may from time to time request but in no event exceeding the maximum principal amount available of FORTY-FIVE MILLION DOLLARS ($45,000,000) in the aggregate (the "Revolving Credit Commitment"); provided, however, that in no event shall the Revolving Credit Commitment at any one time exceed the Revolving Loan Borrowing Base. The Revolving Credit Commitment shall include the Special Advance (as defined below) and shall be available to Borrowers by means of Revolving Loans and Letters of Credit. Revolving Loans and Letters of Credit may be repaid and used again during the period from the date hereof to and including the Termination Date, at which time the Revolving Credit Commitment shall expire. Notwithstanding the foregoing, Bank may, from time to time, in its sole discretion, establish reserves in determining the Revolving Loan Borrowing Base ("Reserves"), and increase or decrease such Reserves from time to time, if and to the extent that, such Reserves are necessary to protect Bank against the aggregate amount of exposure assumed by Bank in connection with certain interest rate protection products entered into from time to time between Bank and any Borrower.

                  (b) Special Advance. Subject to all of the terms and conditions of this Agreement, Bank agrees to include as part of the Revolving Credit Commitment, a special advance to Borrowers on the First Amendment Effective Date in the principal amount of FOUR MILLION DOLLARS ($4,000,000) (the "Special Advance"), which shall bear interest in accordance with Section 4.1, shall be secured by all of the Collateral as provided for herein, and shall be due and payable in a single lump sum on the earlier of

         (i) the sale or other disposition of substantially all of the assets of Peterman, Property or Worldwide at public or private sale for cash or credit or (ii) October 15, 2000 (the "Special Advance Termination Date"); provided, however, that in the event Borrowers provide the Bank with a fully-executed definitive purchase agreement for Peterman, Property and Worldwide, the Bank may consider extending the Special Advance Termination Date in its sole discretion. The proceeds of the Special Advance shall be used solely for purposes for which the proceeds of the Revolving Loans are authorized to be used. Upon the Special Advance Termination Date, the Special Advance shall terminate and shall no longer be included in the Revolving Loan Borrowing Base."

         1.4 LOANS: NOTES EVIDENCING LOANS. Section 3.1 of the Loan and Security Agreement is hereby deleted and the following is inserted in its stead:

                  "3.1 Revolving Note. The Revolving Loans made by Bank under the Revolving Credit Commitment shall be evidenced by the Revolving Note substantially in the form set forth in Exhibit B, with appropriate insertions, dated the date hereof, payable to the order of Bank. The unpaid principal amount of each Revolving Loan shall bear interest and be due and payable as provided in this Agreement and the Revolving Note. Payments to be made by Borrowers under the Revolving Note shall be made at the time, in the amounts and upon the terms set forth herein and therein."

         1.5 LOANS: AMOUNTS; INTEREST CHANGE IN CIRCUMSTANCES, ETC.. Section 4.1(a) of the Loan and Security Agreement is hereby deleted and the following is inserted in its stead:

                  "(a) Subject to the LIBOR Loan restriction set forth in Paragraph 4.10 below, the unpaid principal amount of each Revolving Loan that is a Prime Rate Loan shall bear interest from the date of such Loan until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Prime Rate in effect from time to time plus the Prime Rate Margin, in each case with such interest payable in accordance with Paragraph 4.1(c) below.

                  (b) Subject to the LIBOR Loan restriction set forth in Paragraph 4.10 below, each LIBOR Loan shall be in a minimum amount of $500,000 or such greater amount which is an integral multiple of $100,000 and shall bear interest on the unpaid principal amount thereof from the date of such LIBOR Loan until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the LIBOR Margin plus the Adjusted LIBOR Rate, with such interest payable in accordance with Paragraph 4.1(d) below. More than one LIBOR Loan may be incurred on any Business Day; provided, that at no time shall there be outstanding more than five (5) LIBOR Loans hereunder."

         1.6 LIBOR LOAN RESTRICTION. Section 4 of the Loan and Security Agreement is hereby amended by adding the following new Section 4.10:

                  "4.10 LIBOR Loan Restriction. Borrowers hereby agree that, from the First Amendment Effective Date through the Maturity Date (the "LIBOR Loan Restriction Period"), Borrowers shall not be permitted to receive any LIBOR Loans, and, accordingly, all Revolving Loans and Letters of Credit made under the Revolving Credit Commitment during the LIBOR Loan Restriction Period shall be issued as Prime Rate Loans. Upon Bank's review of Borrowers' draft annual Financial Statements, Bank shall re-evaluate Borrower's pricing and may thereafter, at Bank's sole discretion, reinstitute LIBOR Loans."

         1.7 LETTER OF CREDIT FEES. Section 5.12 of the Loan and Security Agreement is hereby deleted and the following is inserted in its stead:


                  "5.12    Letter of Credit Fees.

                           (a) For each commercial Letter of Credit, Borrowers shall pay to Bank monthly fees equal to two percent (2%) per annum of the face amount of all outstanding documentary Letters of Credit during such period (the "L/C Draw Fee"), and (ii) an initial issuance fee and an amendment fee, as applicable, in accordance with Bank's then-existing fee structure in the minimum amount of One Hundred Fifty Dollars ($150). The L/C Draw Fee and the initial issuance fee shall be fully earned on the date such commercial Letter of Credit is issued and payable on the last day of each month for such calendar month in which the Letter of Credit is outstanding.

                           (b) For each standby Letter of Credit, Borrowers shall pay Bank a fee for each such Letter of Credit equal to (i) the average daily face amount of such standby Letter of Credit multiplied by two percent (2%) per annum, such fee to be calculated on the basis of a 360 day year and charged for the actual number of days during the period from and including the date of issuance of such Letter of Credit to and excluding the date of expiration and termination, and payable on the last day of each calendar month for such month in which the Letter of Credit is issued and (ii) an initial issuance fee and an amendment fee, as applicable, in accordance with the Bank's then existing fee structure in the minimum amount of One Hundred Fifty Dollars ($150).

                  For purposes of (a) and (b) above, the "average daily face amount" of a Letter of Credit shall be the sum of the amounts available to be drawn under such Letter of Credit on each day from the date the Letter of Credit is established until the date it expires, divided by the number of days from the date the Letter of Credit is established until the date it expires."

         1.8 UNUSED PORTION FEE. Section 5 of the Loan and Security Agreement is hereby amended by adding the following new Section 5.13:

                  "5.13 Letter of Credit: Unused Portion Fee. To compensate Bank for the cost of reserving funds to be made available to Borrowers under the Loan and Security Agreement, Borrowers shall pay Bank, on the last day of each calendar month for such month an unused revolving line fee (the "Unused Portion Fee") equal to the sum of the daily amounts by which the amount of the Revolving Credit Commitment exceeds the actual principal amount of all Revolving Loans and Letters of Credit issued hereunder. The Unused Portion Fee is calculated for each applicable day of such month in an amount equal to the excess of the amount of the Revolving Credit Commitment over the sum of (a) the outstanding principal amount of all Revolving Loans on such day and (b) the aggregate dollar amount of Letters of Credit issued and outstanding on such day, multiplied by one quarter percent (0.25%) and divided by three hundred sixty (360). All fees and charges imposed on Borrowers pursuant to the Loan and Security Agreement including, without limitation, the Unused Portion Fee, accrued through the Maturity Date shall be nonrefundable to Borrowers, notwithstanding any early termination by Borrowers of the Loan and Security Agreement."

         1.9 REAL PROPERTY COLLATERAL. Section 7.2 of the Loan and Security Agreement is hereby deleted and the following is inserted in its stead:

                  "7.2 Real Property Collateral. The term "Collateral" shall also include any and all Facilities, including, but not limited to, the Mortgaged Property owned by Paul Harris pursuant to the terms of the Mortgage executed by Paul Harris in favor of Bank."

         1.10 INSPECTION OF COLLATERAL AND VISITATION RIGHTS. Section 7.4 of the Loan and Security Agreement is hereby deleted and the following is inserted in its stead:

                  "7.4 Inspection of Collateral and Visitation Rights. Bank shall have the right to inspect the Collateral and all related records (and the premises upon which it is located), perform field audits and inventory valuations, visit and inspect the properties and assets of each Borrower and verify the amount and condition of or any other matter relating to the Collateral. All reasonable costs, fees and expenses incurred by Bank or for which Bank has become obligated, in connection with such inspection and/or verification (including, but not limited to, out of pocket costs of seven hundred fifty dollars ($750) per man-day), shall constitute part of Borrowers' Liabilities, payable by Borrowers to Bank on demand."

         1.11 REPORTING REQUIREMENTS. Section 11.2(d)(iii) of the Loan and Security Agreement is hereby deleted and the following is inserted in its stead:

                           "(iii) as soon as available and in any event within twenty (20) days after the end of each month hereafter, an internally prepared consolidated and consolidating balance sheet of Borrowers as at the end of such month and the related consolidated and consolidating statements of net earnings and stockholders' equity and consolidated and consolidating statements of cash flows of Borrowers for such month and for the portion of the fiscal year ended at the end of such month, setting forth in each case in comparative form the figures for the corresponding month and the corresponding portion of the previous fiscal year, all in reasonable detail and certified (subject to normal year-end adjustments) as to fairness of presentation, in accordance with GAAP, by an Authorized Officer of Representative;"

         1.12 REPORTING REQUIREMENTS. Section 11.2(d) is hereby amended by adding the following new subsections (xiii) and (xiv):

                           "(xiii) as soon as available and in any event within twenty (20) days after the end of each month hereafter, an internally prepared report of same store sales comparisons (x) to the same month in the prior year and (y) on a year-to-date basis; and"

                           "(xiv) as soon as available and in any event within twenty (20) days after the execution of this First Amendment, internally prepared consolidated and consolidating forecasted monthly balance sheets and profit and loss statements through January 31, 2001, and, within thirty (30) days after the execution of the First Amendment, internally prepared consolidated and consolidating forecasted monthly balance sheets and profit and loss statements through the Maturity Date."

         1.13 FINANCIAL COVENANTS. Section 11.2(f) of the Loan and Security Agreement is hereby deleted and the following is inserted in its stead:

                  "(f) Financial Covenants. Maintain the following financial covenants:

                           (i) Maintain a minimum Tangible Net Worth, at all times, equal to or greater than $55,000,000;

                           (ii) Maintain the following minimum sales levels for each month as indicated, which shall be measured and reported to Bank within five (5) days after the end of each such month:

                    Minimum Sales Level             Amount ($ & 000's omitted)
                    -------------------             --------------------------
                    August 2000                              15,000
                    September 2000                           23,100
                    October 2000                             19,500
                    November 2000                            23,000
                    December 2000                            41,750
                    January 2001                             13,000

                           (iii) Maintain the following minimum aggregate
                  collection levels for the period commencing from August 1, 2000 through the last day of each month as provided below, which shall be measured and reported to Bank within five (5) days after the end of each such month:


                    Minimum Collections Level               Amount ($ & 000's omitted)
                    -------------------------               --------------------------
                    August 2000                             15,800
                    September 2000                          47,550
                    October 2000                            68,200
                    November 2000                           92,600
                    December 2000                           136,600
                    January 2001                            150,600

                  and;

                           (iv) Maintain the aggregate total amount outstanding
                  under the Revolving Loans of no more than the following maximum amounts for each month end as indicated, which shall be measured and reported to Bank within five (5) days after the end of each such month:

                    Maximum Loan Level                      Amount ($ & 000's omitted)
                    ------------------                      --------------------------
                    August 2000                             45,000
                    September 2000                          39,400
                    October 2000                            41,000
                    November 2000                           33,600

                    December 2000                            7,000(1)
                    January 2001                            20,900

                  Borrowers and Bank agree that the amounts described in subparagraphs (iii) and (iv) above will be re-evaluated and may be adjusted by Bank upon the Special Advance Termination Date."

6. SPECIFIC FINANCIAL COVENANTS AND EVENTS OF DEFAULT. As of the First Amendment Effective Date, Bank shall be deemed to have waived that certain Event of Default resulting from (i) the failure of Borrowers to comply with the specific financial covenants contained in Section 11.2(f)(i) for fiscal period ending on or prior to June 30, 2000; (ii) any material adverse effect occurring prior to the First Amendment Effective Date; (iii) any failure to deliver the documents required to be delivered in Sections 6.1(b)(x) and (xi) of the Loan and Security Agreement (landlord waiver and collateral assignment of lease); provided, however, that Borrowers must diligently work to provide such documents to Bank; or (iv) any failure by Borrowers occurring on or before the First Amendment Effective Date to deliver to Bank any financial statements as required by Section 11.2(d) of the Loan and Security Agreement. This waiver shall not extend to any Events of Default other than the items detailed in clauses (i),
(ii), (iii) and (iv) of the preceding sentence.

6. FEES: CLOSING FEE AND SUCCESS FEE. Borrowers shall pay to Bank (i) a Closing Fee in the amount of $450,000 earned on the First Amendment Effective Date, with $150,000 to be paid on each of September 30, 2000, October 31, 2000 and November 30, 2000; and (ii) a Success Fee in the amount of $450,000 earned on the First Amendment Effective Date and payable on December 29, 2000.


--------

(1) This figure represents the maximum permitted amount of all outstanding obligations for the month of December, 2000. However, as of December 31, 2000, the total outstanding amount on all Loans must be $0.



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
6. CONDITIONS PRECEDENT. This First Amendment shall become effective upon satisfaction of each of the following conditions precedent:

         (1) Borrowers shall have executed and delivered to Bank a copy of this First Amendment and the Revolving Note;

         (1) Borrowers shall have delivered to Bank a Certificate of the Secretary of each Borrower, together with true and correct copies of the resolutions of the Board of Directors of each Borrower authorizing or ratifying the execution, delivery and performance of this First Amendment and the Revolving Note and the names of the officer or officers of Borrowers authorized to sign this First Amendment and the Revolving Note together with a sample of the true signatures of each such officer;

         (2) The delivery to Bank of the favorable written opinion of Baker & Daniels, counsel to Borrowers, in a form acceptable to Bank and its counsel;

         (1) The delivery to Bank of such other documents, instruments and agreements as Bank shall reasonably request in connection with the foregoing matters; and

         (1) The representations and warranties of Borrowers contained in
         Section 5 of this First Amendment shall be true and correct as of the First Amendment Effective Date.

6. REPRESENTATIONS AND WARRANTIES OF BORROWERS. Borrowers represent and warrant that:

         (1) The execution, delivery and performance by it of this First Amendment and the Revolving Note have been duly authorized by all necessary corporate or other action on the part of each Borrower;

         (1) This First Amendment and the Revolving Note have been duly executed and delivered by each Borrower;

         (1) This First Amendment, the Loan and Security Agreement and the Revolving Note are and will be, legal, valid and binding obligations of Borrowers, enforceable against Borrowers in accordance with their terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and
         (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

         (1) All of the representations, warranties and covenants of Borrowers contained in the Loan and Security Agreement, as amended hereby, are true and correct in all material respects on and as of the First Amendment Effective Date as if made on such date, subject to the waiver granted under Section 2 of this First Amendment; and

         (1) Other than as provided for in Section 2 of this First Amendment, no Event of Default under the Loan and Security Agreement has occurred and is continuing.

6.       RELEASES; INDEMNITIES.

         (1) In further consideration of Bank's execution of this First Amendment, Borrowers, individually and on behalf of their successors (including, without limitation, any trustees acting on behalf of Borrowers and any debtor-in-possession with respect to Borrowers), assigns, Subsidiaries and Affiliates, hereby forever release Bank and its respective successors, assigns, parents, Subsidiaries, Affiliates, officers, employees directors, agents and attorneys (collectively, the "Releasees") from any and all debts, claims, demands, liabilities, responsibilities, disputes, causes, damages, actions and causes of action (whether at law or in equity) and obligations of every nature whatsoever, whether liquidated or unliquidated, whether known or unknown, matured or unmatured, fixed or contingent (collectively, "Claims") that Borrowers may have against the Releasees which arise from or relate to any actions which the Releasees may have taken or omitted to take prior to the date this First Amendment was executed, including, without limitation, with respect to the Borrowers' obligations, any Collateral, the Loan and Security Agreement, any Other Agreements and any third parties liable in whole or in part for the Borrowers' obligations. This provision shall survive and continue in full force and effect whether or not Borrowers shall satisfy all other provisions of this First Amendment, the Loan Documents or the Loan and Security Agreement including payment in full of all of Borrowers' obligations.

         (1) Borrowers hereby agree that their obligation to indemnify and hold the Releasees harmless as set forth in Section 6(a) hereof shall include an obligation to indemnify and hold the Releasees harmless with respect to any and all liabilities, obligations, losses, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by the Releasees, or any of them, whether direct, indirect or consequential, as a result of or arising from or relating to any proceeding by, or on behalf of any person, including, without limitation, officers, directors, agents, trustees, creditors, partners or shareholders of Borrowers, whether threatened or initiated, asserting any claim for legal or equitable remedy under any statute, regulation or common law principle arising from or in connection with the negotiation, preparation, execution, delivery, performance, administration and enforcement of this First Amendment or any other document executed in connection herewith. The foregoing indemnity shall survive the payment in full of the Borrowers' obligations under this First Amendment, the Loan and Security Agreement and the Other Agreements.

7. WAIVERS BY BORROWERS. BORROWERS WAIVE (i) THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS FIRST AMENDMENT, THE LOAN AND SECURITY AGREEMENT, ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL; (ii) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NONPAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY BANK ON WHICH BORROWERS MAY IN ANY WAY BE LIABLE AND HEREBY RATIFY AND CONFIRM WHATEVER BANK MAY DO IN THIS REGARD; (iii) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING BANK TO EXERCISE ANY OF BANK'S REMEDIES; (iv) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS AND ALL RIGHTS WAIVABLE UNDER ARTICLE 9 OF THE UNIFORM COMMERCIAL CODE; (v) ANY RIGHT BORROWERS MAY HAVE UPON PAYMENT IN FULL OF THE OBLIGATIONS TO REQUIRE BANK TO TERMINATE ITS SECURITY INTEREST IN THE COLLATERAL OR IN ANY OTHER PROPERTY OF BORROWERS UNTIL TERMINATION OF THE LOAN AND SECURITY AGREEMENT IN ACCORDANCE WITH ITS TERMS AND THE EXECUTION BY BORROWERS, AND BY ANY PERSON WHO PROVIDES FUNDS TO BORROWERS WHICH ARE USED IN WHOLE OR IN PART TO SATISFY THE BORROWERS' OBLIGATIONS, OF AN AGREEMENT INDEMNIFYING BANK FROM ANY LOSS OR DAMAGE BANK MAY INCUR AS THE RESULT OF DISHONORED CHECKS OR OTHER ITEMS OF PAYMENT RECEIVED BY BANK FROM BORROWERS OR ANY ACCOUNT DEBTOR AND APPLIED TO THE OBLIGATIONS AND RELEASING AND INDEMNIFYING, IN THE SAME MANNER AS DESCRIBED IN SECTION 6 HEREOF, THE RELEASEES FROM ALL CLAIMS ARISING ON OR BEFORE THE DATE OF SUCH TERMINATION STATEMENT; AND (vi) NOTICE OF ACCEPTANCE HEREOF AND BORROWERS ACKNOWLEDGE THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO BANK'S ENTERING INTO THIS FIRST AMENDMENT AND THAT BANK IS RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH BORROWERS. BORROWERS WARRANT AND REPRESENT THAT THEY HAVE REVIEWED THE FOREGOING WAIVERS WITH THEIR LEGAL COUNSEL AND HAVE KNOWINGLY AND VOLUNTARILY WAIVED THEIR JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS FIRST AMENDMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

6.       REFERENCE TO AND EFFECT ON LOAN AND SECURITY AGREEMENT.

         (1) On and after the First Amendment Effective Date, each reference in the Loan and Security Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import, and each reference to any of such agreements in any of the other documents delivered in connection therewith, shall mean and be a reference to the Loan and Security Agreement as amended hereby.

         (1) Except as specifically amended above, the Loan and Security Agreement and its terms, conditions, representations and warranties are incorporated herein and, except as amended and modified hereby, is ratified and confirmed in all respects, as if re-executed as of the date of this First Amendment.

         (1) Notwithstanding this First Amendment, Bank is not in any way obligated to further modify, extend or amend the Loan and Security Agreement or to forebear or forestall any collection efforts or other remedies it may have under the Loan and Security Agreement or at law.

         (1) The execution, delivery and effectiveness of this First Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Bank under the Loan and Security Agreement, and the waiver set forth herein shall not operate or be construed to operate as a waiver of any subsequent breach or Event of Default.

6. COLLATERAL DOCUMENTS. Borrowers hereby agree to execute and deliver to Bank any documents that Bank may reasonably request, in form and substance satisfactory to Bank, relating to this First Amendment, including, but not limited to, any such documents described in Section 6.1 of the Loan and Security Agreement, which such documents may be requested at any time before or after the First Amendment Effective Date. Borrowers heretofore executed and delivered to Bank certain instruments and documents in connection with the Loan and Security Agreement and the transactions described therein (including the filing or recording thereof) (the "Loan Documents") and Borrowers hereby acknowledge and agree that, notwithstanding the execution and delivery of this First Amendment, the Loan Documents remain in full force and effect and the rights and remedies of the Bank thereunder, the obligations of Borrowers thereunder and the liens and security interests created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for in the Loan Documents as to the indebtedness which would be secured thereby prior to giving effect to this First Amendment.

6. EXPENSES. Notwithstanding anything contained in the Loan and Security Agreement to the contrary, the parties hereto agree that Borrowers shall pay the costs and expenses of, or incurred by, the Bank in connection with the negotiation, preparation, execution and delivery of this First Amendment and the other instruments and documents executed and delivered in connection with the transactions described herein (including the filing or recording thereof), including the fees and expenses of counsel for the Bank.

6. EXECUTION IN COUNTERPARTS. This First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

6. GOVERNING LAW. This First Amendment shall be governed and construed with reference to the laws of the State of Illinois, without regard to principles of conflicts of law.

6. HEADINGS. Section headings in this First Amendment are included herein for convenience of reference only and shall not constitute a part of this First Amendment for any other purposes.

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, this First Amendment has been duly executed on the day and year specified in the beginning hereof.

                                      PAUL HARRIS STORES, INC.


                                      By: /s/ Richard R. Hettlinger
                                         ------------------------------------
                                      Its: CFO
                                           -----------

                                      PAUL HARRIS MERCHANDISING, INC.


                                      By: /s/ Richard R. Hettlinger
                                         ------------------------------------
                                      Its: CFO
                                           ------------

                                      PAUL HARRIS RETAILING, INC.


                                      By: /s/ Richard R. Hettlinger
                                         ------------------------------------
                                      Its: CFO
                                           ------------

                                      PAUL HARRIS DISTRIBUTING, INC.


                                      By: /s/ Richard R. Hettlinger
                                         ------------------------------------
                                      Its: CFO
                                           ------------

                                      THE J. PETERMAN COMPANY


                                      By: /s/ Richard R. Hettlinger
                                         ------------------------------------

                                      Its: CFO
                                           ------------

                                      PETERMAN PROPERTY CORP.


                                      By: /s/ Richard R. Hettlinger
                                         ------------------------------------

                                      Its: CFO
                                           ------------
                                      PETERMAN WORLDWIDE CORP.


                                      By: /s/ Richard R. Hettlinger
                                         ------------------------------------
                                      Its: CFO
                                           ------------

                                      Address for Notices to Borrowers:

                                      6003 Guion Road
                                      Indianapolis, Indiana  46254
                                      Telecopier No.:  (317) 298-6940
                                      Telephone No.:  (317) 293-3900

                                      Attention: Keith Himmel


                                      LASALLE BANK NATIONAL ASSOCIATION


                                      By: /s/ William A. Stapel
                                         ------------------------------------
                                      Its: Finance VP
                                           ------------

                                      Address for Notices:

                                      135 South LaSalle Street
                                      Chicago, Illinois  60603
                                      Telecopier No.:  (312) 904-0291
                                      Telephone No.:  (312) 904-5311
                                      Attention:  William A. Stapel

                                      With a copy to:

                                      Lane R. Moyer, Esq.
                                      Douglas J. Lipke, Esq.
                                      Vedder, Price, Kaufman & Kammholz
                                      222 North LaSalle Street - Suite 2600
                                      Chicago, Illinois  60601
                                      Telecopier No.:  (312) 609-5005
                                      Telephone No.:  (312) 609-7586

                                    EXHIBIT B

                    FIRST AMENDED AND RESTATED REVOLVING NOTE


$45,000,000       Chicago, Illinois
                                                                 August 18, 2000

         FOR VALUE RECEIVED, on or before August 31, 2001 (or, if such day is not a Business Day, on the next following Business Day), the undersigned, PAUL HARRIS STORES, INC., PAUL HARRIS MERCHANDISING, INC., PAUL HARRIS RETAILING, INC., PAUL HARRIS DISTRIBUTING, INC., THE J. PETERMAN COMPANY, PETERMAN WORLDWIDE CORP., each an Indiana corporation, and PETERMAN PROPERTY CORP., a Delaware corporation (together with their successors and assigns, the "Borrowers"), jointly and severally, promise to pay to the order of LASALLE BANK NATIONAL ASSOCIATION, a national banking association (herein, together with its successors and assigns, called the "Bank"), the maximum principal sum available of FORTY-FIVE MILLION and 00/100 DOLLARS ($45,000,000) or, if less, the aggregate unpaid principal amount of all Revolving Loans made by Bank to the Borrowers pursuant to that certain Amended and Restated Loan and Security Agreement originally dated as of April 28, 2000 by and among the Borrowers and Bank (herein, as amended by the First Amendment to Loan and Security Agreement dated August 18, 2000, and as the same may be further amended, modified or supplemented from time to time, called the "Loan Agreement") as shown in the Bank's records.

         The Borrowers further promise to pay to the order of Bank interest on the aggregate unpaid principal amount hereof from time to time outstanding from the date hereof until paid in full at such rates and at such times as shall be determined in accordance with the provisions of the Loan Agreement. Accrued interest shall be payable on the dates specified in the Loan Agreement.

         Payments of both principal and interest are to be made in the lawful money of the United States of America in immediately available funds at the Bank's principal office at 135 South LaSalle Street, Chicago, Illinois 60603, or at such other place as may be designated by Bank to the Borrowers in writing.

         This Note is the Revolving Note referred to in, evidencing indebtedness incurred under, and is subject to the terms and provisions of, the Loan Agreement. The Loan Agreement, to which reference is hereby made, sets forth said terms and provisions, including, but not limited to, those under which this Note may be paid prior to its due date or may have its due date accelerated. Terms used but not otherwise defined herein are used herein as defined in the Loan Agreement. This Note is secured by the personal property described in and pursuant to the Loan Agreement and various Other Agreements referred to therein, and reference is made thereto for a statement of terms and provisions of such Collateral security, a description of Collateral and the rights of Bank in respect thereof.

         In addition to, and not in limitation of, the foregoing and the provisions of the Loan Agreement hereinabove referred to, the Borrowers further agree, subject only to any limitation imposed by applicable law, to pay all expenses, including attorneys' fees and expenses, incurred by the holder of this
Note in seeking to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

         All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment, demand, protest and notice of dishonor in connection with this Note.

         The liability of each Borrower under this Note in general shall be joint and several, and each reference herein to the Borrowers shall be deemed to refer to each such Borrower. In furtherance and not in limitation of Bank's rights and remedies hereunder or at law, Bank may proceed under this Note against any one or more of the Borrowers in its absolute and sole discretion for any Borrower's obligations under the Loan Agreement or any other liability or obligation of the any Borrower arising hereunder.

         This Note replaces in its entirety and is in substitution for, but not in payment of, (i) that certain Amended and Restated Revolving Note dated as of May 2, 2000 (the "Prior Revolving Note") made by Borrowers in favor of the Bank in the maximum principal amount available of $37,000,000 and does not and shall not be deemed to constitute a novation thereof. Such Prior Note shall be of no further force and effect upon the execution of this Note; provided, however, that all outstanding indebtedness, including, without limitation, principal and interest, under the Prior Note as of the date of this Note is hereby deemed indebtedness evidenced by this Note and is incorporated herein by this reference.

         This Note is binding upon each Borrower and its successors and assigns, and shall inure to the benefit of Bank and its successors and assigns. This Note is made under and governed by the laws of the State of Illinois without regard to conflict of laws or principles.

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, each Borrower has executed this Note as of the day and year first above written.

ATTEST:                                      PAUL HARRIS STORES, INC.,
                                                  an Indiana corporation


By:                                          By:
     ------------------------                     -----------------------------
     Its:  Secretary                              Its:
                                                       ----------------

ATTEST:                                      PAUL HARRIS MERCHANDISING, INC.,
                                                  an Indiana corporation


By:                                          By:
     ------------------------                     -----------------------------
     Its:  Secretary                              Its:
                                                       ----------------

ATTEST:                                      PAUL HARRIS RETAILING, INC.,
                                                  an Indiana corporation


By:                                          By:
     ------------------------                     -----------------------------
     Its:  Secretary                              Its:
                                                       ----------------

ATTEST:                                      PAUL HARRIS DISTRIBUTING, INC.,
                                                  an Indiana corporation


By:                                          By:
     ------------------------                     -----------------------------
     Its:  Secretary                              Its:
                                                       ----------------

ATTEST:                                      THE J. PETERMAN COMPANY,
                                                  an Indiana corporation


By:                                          By:
     ------------------------                     -----------------------------
     Its:  Secretary                              Its:
                                                       ----------------

ATTEST:  PETERMAN PROPERTY CORP.,
                                                  an Indiana corporation


By:                                          By:
     ------------------------                     -----------------------------
     Its:  Secretary                              Its:
                                                       ----------------

ATTEST:                                      PETERMAN WORLDWIDE CORP.,
                                                  an Indiana corporation


By:                                          By:
     ------------------------                     -----------------------------
     Its:  Secretary                              Its:
                                                       ----------------
Borrowers' Address:
6003 Guion Road
Indianapolis, Indiana  46254